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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, and 333-23161) and
on Form S-3 (No. 333-77077) of MemberWorks Incorporated of our report dated October 6, 1999 relating to the financial statements of ConsumerInfo.Com, Inc., which appears in this Form 8-K.

PricewaterhouseCoopers LLP
Costa Mesa, California
October 6, 1999


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